U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2016

Atossa Genetics Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35610

(Commission File Number)

26-4753208

(I.R.S. Employer Identification Number)

2300 Eastlake Ave. East, Suite 200, Seattle, WA 98102

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (206) 325-6086

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2016, Atossa Genetics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”) relating to the public offering (the “Offering”) of 1,150,00 shares of Common Stock at a public offering price of $2.50 per Shares for total gross proceeds of $2,875,000, or $2,645,000 after deducting Underwriter discounts and commissions. In addition, the Underwriter was granted an over allotment option exercisable for 45 days after the Offering for 175,200 shares of Common Stock at a public offering price of $2.5 per share.

The Offering is expected to close on or about September 6, 2016, subject to the satisfaction of customary closing conditions.

The foregoing descriptions of the Underwriting Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1, to this report and is incorporated by reference herein.

The shares are being offered and sold pursuant to a prospectus, dated November 29, 2013, and a prospectus supplement, dated August 30, 2016, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-192390), declared effective by the United States Securities and Exchange Commission on November 29, 2013.

Item 8.01  Other Events.

On August 31, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated August 30, 2016, by and between Atossa Genetics Inc. and Aegis Capital Corp.
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
99.1	Press Release dated August 31, 2016 related to the Offering

 Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOSSA GENETICS INC. /S/ Kyle Guse
Date: September 2, 2016	By: Kyle Guse Its: Chief Financial Officer